EXHIBIT 3.2

BYLAWS
OF
UNITED BANCORP, INC.
(As amended through February 26, 2009)

ARTICLE I
OFFICES

          SECTION 1.          REGISTERED OFFICE. The registered office shall be in the City of Tecumseh, County of Lenawee, State of Michigan.

          SECTION 2.          OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

          SECTION 1.          PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at such time and place, either within or without the State of Michigan, as may be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2.          ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting, commencing with the year 1986, shall be held on the third Tuesday of April if not a legal holiday, and if a legal holiday, then on the next business day following, at 3:30 p.m., local time, or at such other date and time as shall be determined from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

          SECTION 3.          CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)

The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman of the meeting. If, in his or her absolute discretion, the chairman of the meeting deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)

If disorder should arise which, in the absolute discretion of the chairman of the meeting, prevents the continuation of the legitimate business of the meeting, the chairman of the meeting may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

(c)	The chairman of the meeting may require any person who is not a bona fide shareholder of record on the record date, or is not a validly appointed proxy of such a shareholder, to leave the meeting.

(d)

The chairman of the meeting may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairman of the meeting shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for a vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder, and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

(e)

When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman of the meeting may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman of the meeting, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman of the meeting.

(f)

When the chairman of the meeting has declared the polls to be closed on all matters then before a meeting, the chairman of the meeting may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman of the meeting at or after the meeting.

(g)

When the chairman of the meeting determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

(h)

When the chairman of the meeting has declared a meeting to be adjourned, unless the chairman of the meeting has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

          SECTION 4.          NOTICE OF MEETING OF SHAREHOLDERS. Notwithstanding anything to the contrary in these bylaws (including Article IV, Section 1), written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented. For the purposes of these Bylaws, "electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented. As used in these bylaws, "Act" means the Michigan Business Corporation Act.

          SECTION 5.          LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of capital stock of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

(a)	Be arranged alphabetically within each class and series of capital stock, with the address of, and the number of shares held by, each shareholder.

(b)	Be produced at the time and place of the meeting.

(c)	Be subject to inspection by any shareholder entitled to vote during the whole time of the meeting.

(d)	Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

          SECTION 6.          SPECIAL MEETING OF SHAREHOLDERS. Except as otherwise provided in the articles of incorporation, a special meeting of shareholders may be called at any time by the chief executive officer of the corporation (See Article V, Section 4) or by a majority of the members of the board of directors then in office, or by shareholders owning, in the aggregate, not less than seventy-five percent of all the shares of capital stock entitled to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

          SECTION 7.          QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the articles of incorporation, in a bylaw adopted by the shareholders or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

          SECTION 8.          VOTE OF SHAREHOLDERS. Each outstanding share of capital stock of the corporation shall be entitled to one vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation. A vote may be cast either orally or in writing. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or the Act. Directors shall be elected by a plurality of the votes cast at an election.

          SECTION 9.          RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board or the chief executive officer may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty nor less than ten days before the date of the meeting, nor more than sixty days before any other action. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in subdivision (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board or the chief executive officer fixes a new record date under this Section for the adjourned meeting.

          SECTION 10.          PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him or her by proxy. The following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy: (a) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature; and (b) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

          SECTION 11.          INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

          SECTION 12.          CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if all the shareholders entitled to vote thereon consent thereto in writing.

ARTICLE III
DIRECTORS

          SECTION 1.          NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than five nor more than twenty. The first board shall consist of eleven directors. Thereafter, the number of directors which shall constitute the board of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, with the term of office of the initial Class I directors to expire at the 1986 annual meeting of shareholders, the term of office of the initial Class II directors to expire at the 1987 annual meeting of shareholders, and the term of office of the initial Class III directors to expire at the 1988 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year at which his term expires and thereafter until his successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be shareholders.

          SECTION 2.          VACANCIES. A position occurring in any class of the board of directors resulting from a vacancy or an increase in the number of directors of such class may be filled by the affirmative vote of a majority of the remaining directors of the entire board then in office, though less than a quorum of the board, for a term of office that shall coincide with the remaining term of that class of directors.

          SECTION 3.          REMOVAL. Any director, or the entire board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote, voting together as a single class.

          SECTION 4.          RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

          SECTION 5.          POWERS. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Act or in the articles of incorporation.

          SECTION 6.          LOCATION OF MEETINGS. Regular or special meetings of the board of directors may be held at either within or without the State of Michigan.

          SECTION 7.          ANNUAL ORGANIZATION MEETING OF BOARD. An annual organization meeting of the board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the annual organization meeting in any year may be held at a different time and place than that herein provided by a consent of the majority of the board of directors. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

          SECTION 8.          REGULAR MEETING OF BOARD. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          SECTION 9.          SPECIAL MEETING OF BOARD. Special meetings of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than twenty-four hours before the time such special meeting is to be held.

          SECTION 10.          COMMITTEES OF DIRECTORS. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation and/or its subsidiaries. The board may designate one or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors creating such committee, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, such a committee shall not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the bylaws of the corporation, fill vacancies in the board of directors, or fix compensation of the directors serving on the board or on a committee; and, unless the resolution of the board of directors creating such committee or the articles of incorporation expressly so provides, such a committee shall not have the power or authority to declare a dividend or to authorize the issuance of capital stock. Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

          SECTION 11.          QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee thereof, constitutes a quorum for transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board or of the committee unless the vote of a larger number is required by the Act or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 12.          ACTION BY WRITTEN CONSENT. Action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or a committee thereof, may be taken without a meeting if, before or after the action, all members of the board or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.

          SECTION 13.          COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the articles of incorporation, these bylaws or any provisions of the Act so provide.

          SECTION 14.          PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

          SECTION 15.          NOMINATIONS OF DIRECTOR CANDIDATES.

          (a)          Eligibility to Make Nominations. Nominations of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the board of directors or by any shareholder entitled to vote at such Election Meeting.

          (b)          Procedure for Nominations by the Board of Directors. Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, not less than thirty days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.

          (c)          Procedure for Nominations by Shareholders. No less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the corporation setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

          (d)          Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with subsection (b) or (c) hereof and shall thereafter become unable or unwilling to stand for election to the board of directors, the board of directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

          (e)          Age Qualification. No person shall be nominated or elected as a director of the corporation after having attained the age of seventy years.

          (f)          Determination of Compliance with Procedures. If the chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

ARTICLE IV
NOTICES

          SECTION 1.          NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him for that purpose or, if none is designated, at his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided in the Act. Written notice may also be given in person or by telegram, telex, radiogram, cablegram, or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the notice of the meeting.

          SECTION 2.          WAIVER OF NOTICE. When, under the Act or the articles of incorporation or these bylaws, or by the terms of an agreement or instrument, the corporation or the board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, or of a director at a meeting constitutes a waiver of notice of such meeting, except when the person or director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS

          SECTION 1.          SELECTION. The board of directors, at its first meeting and at each meeting following the annual meeting of shareholders, shall elect or appoint a president, a secretary and a treasurer. The board of directors may also elect or appoint a chairman of the board, one or more vice presidents and such other officers, employees and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity.

          SECTION 2.          COMPENSATION. The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees and agents.

          SECTION 3.          TERM, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          SECTION 4.          CHIEF EXECUTIVE OFFICER. At each annual organization meeting of the board of directors, the board shall designate the chairman of the board or president as the chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any special meeting of the board of directors. The president shall be the chief executive officer whenever the office of chairman of the board is vacant. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. The chairman of the board or president who is not the chief executive officer shall be subject to the authority of the chief executive officer, but shall exercise all of the powers and discharge all of the duties of the chief executive officer, during the absence or disability of the chief executive officer.

          SECTION 5.          CHAIRMAN OF THE BOARD OF DIRECTORS. If the board of directors elects or appoints a chairman of the board, he shall be elected or appointed by, and from among, the membership of, the board of directors. He may or may not be an officer of the Company, as determined by the Board of Directors. He shall preside at all meetings of the shareholders, of the board of directors and of any executive committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the board of directors. He shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors.

          SECTION 6.          PRESIDENT. The president shall be elected or appointed by, and from among the membership of, the board of directors. During the absence or disability of the chairman of the board, or while that office is vacant, the president shall preside over all meetings of the board of directors, of the shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board. He shall be, ex officio, a member of all standing committees. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.

          SECTON 7.          VICE PRESIDENTS. The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly adopted by it, such of the vice presidents as shall have been designated executive or senior vice presidents and are members of the board of directors in the order specified by the board of directors (or if no vice president who is a member of the board of directors shall have been designated as executive or senior vice president, then such vice presidents as are members of the board of directors in the order specified by the board of directors) shall perform the duties and exercise the powers of the president during the absence or disability of the president. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, or the president.

          SECTION 8.          SECRETARY. The secretary shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required or permitted. He shall give all notice required by the Act, the articles of incorporation, these bylaws or resolution. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

          SECTION 9.          TREASURER. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors whenever requested an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation. He shall perform such other duties as may be delegated to him by the board of directors, any executive committee, or the president.

          SECTION 10.          ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurer, if required by the board of directors, shall keep in force a bond as provided in Section 9, Article V. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, or the president.

          SECTION 11.          DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed, on them by these bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.

ARTICLE VI
INDEMNIFICATION

          SECTION 1.          THIRD PARTY ACTIONS. The corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or information (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

          SECTION 2.          ACTIONS IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expense (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by him in connection with the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue or matter as to which such person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

          SECTION 3.          MANDATORY AND PERMISSIVE PAYMENTS.

(a)          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter in the action, suit or proceeding, he shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by him in connection with the action, suit or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided hereby.

(b)          Any indemnification under Sections 1 or 2 of this Article VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made in any of the following ways:

(1)	By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding.

(2)

If such quorum is not obtainable, then by a majority vote of a committee of directors who are not parties to the action, suit or proceeding. The committee shall consist of not less than 2 disinterested directors.

(3)	By independent legal counsel in a written opinion.

(4)	By the shareholders.

(c)          If a person is entitled to indemnification under Sections 1 or 2 of this Article VI for a portion of expenses, including attorneys' penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

          SECTION 4.          EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article VI may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the expenses if it is ultimately determined that he is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

          SECTION 5.          VALIDITY OF PROVISIONS. A provision made to indemnify directors or officers of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI whether contained in the articles of incorporation, these bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with Sections 1 to 5 of this Article VI. The indemnification provided in Sections 1 to 5 of this Article VI continues as to a person who has ceased to be a director, officer, employee or agent shall inure to the benefit of the heirs, executors and administrators of such person.

          SECTION 6.          INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of this Article VI.

          SECTION 7.          DEFINITIONS. For the purposes of this Article VI: References to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of the constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. References to "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties in, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article VI.

          SECTION 8.          NONEXCLUSIVITY. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification of advancement of expenses may be entitled under the corporation's articles of incorporation or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

ARTICLE VII
STOCKS AND TRANSFERS

          SECTION 1.          SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of capital stock of the corporation shall be represented by certificates signed by the chairman of the board of directors, vice chairman of the board of directors, president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          SECTION 2.          SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of capital stock of the corporation shall state upon its face:

(a)	That the corporation is formed under the laws of this state.

(b)	The name of the person to whom issued.

(c)	The number and class of shares, and the designation of the series, if any, which the certificate represents.

(d)	The par value of each share represented by the certificate, or a statement that the shares are without par value.

A certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

          SECTION 3.          REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

          SECTION 4.          REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share of capital stock as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share of capital stock on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as may be otherwise provided by applicable law.

          SECITON 5.          TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar for the registration or transfers of its securities.

          SECTION 6.          REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares of capital stock of this corporation.

ARTICLE VIII
GENERAL PROVISIONS

          SECTION 1.          DIVIDENDS OR OTHER DISTRIBUTIONS IN CASH OR PROPERTY. By action of the board of directors, the corporation may declare and pay dividends or make other distributions in cash, bonds or property, including the shares or bonds of other corporations, on its outstanding shares of capital stock, except when currently the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the articles of incorporation. Dividends may be declared or paid and other distributions may be made out of surplus only. A dividend paid or any other distribution made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a) disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

          SECTION 2.          RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

          SECTION 3.          VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board by resolution from time to time may confer like power upon any other person or persons.

          SECTION 4.          CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

          SECTION 5.          CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this corporation.

          SECTION 6.          CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any. The books, records and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent within or without this state, records containing the names and addresses of all shareholders, the number, class and series of shares of capital stock held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

          SECTION 7.          FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

          SECTION 8.          SEAL. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan". The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.

ARTICLE IX
AMENDMENTS

          SECTION 1.          The board of directors may amend or repeal the bylaws or adopt new bylaws, except as otherwise provided in the articles of incorporation. Such action may be taken by written consent or at any meeting of the board of directors; provided that if notice of any such meeting is required by these bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the board without the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the corporation entitled to vote.

ARTICLE X

A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except in the event of any of the following:

(a)	A breach of the director's duty of loyalty to the Corporation or its shareholders.

(b)	Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

(c)	A violation of Section 551(1) of the Michigan Business Corporation Act, as amended.

(d)	A transaction from which the director derived an improper personal benefit.

(e)

Acts or omissions occurring before the date that this Article X is added to the Articles of Incorporation and becomes effective upon the filing of a Certificate of Amendment to the Articles of Incorporation with the appropriate agency of the State of Michigan.